MMC ENERGY, INC.
26 Broadway
Suite 960
New York, NY 10004
(212) 977-0900

MMC ENERGY, INC. REPORTS RESULTS FOR QUARTER ENDED
JUNE 30, 2008

New York- August 11, 2008-MMC Energy, Inc. (NASDAQ: MMCE) announced that for the three months ended June 30, 2008, it had a net loss of approximately $1.74 million, or $0.12 per share, compared to a net loss of approximately $0.63 million, or $0.13 per share, for the three months ending June 30, 2007. For the six months ended June 30, 2008 the net loss was approximately $3.37 million compared to $2.37 million for the six months ended June 30, 2007. Revenues for the three months ended June 30, 2008 were approximately $1.01 million compared to $1.50 million for the three months ending June 30, 2007. Revenues for the six months ended June 30, 2008 were approximately $1.74 million compared to $2.61 million for the six months ended June 30, 2007. The decrease in revenues from 2007 was due primarily to the cessation of bidding ancillary spinning revenues in October 2007. Additionally, resource adequacy capacity revenues decreased from 2007 levels mainly due to the Company’s Escondido facility being paid on a seasonal basis, which means that it will earn most of its resource adequacy capacity revenues in the third quarter of 2008.

Revenues for the three months ended June 30, 2008 consisted primarily of resource adequacy capacity revenues of approximately $628,000, ancillary services revenues of $327,000 and energy production revenues of approximately $52,000. For the six-month period ending June 30, 2008 adequacy capacity revenues were $1.21 million, ancillary services were $333,000 and energy production revenues were $196,000.

The Company believes that adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization, as adjusted for non-cash compensation charges and re-commissioning expenses, which are non-recurring charges on an asset by asset basis that the Company considers a component of its acquisition cost for internal reporting purposes) serves as a more meaningful measure of the Company’s performance on an ongoing basis. While the Company expects growth in revenues and adjusted EBITDA as it completes targeted power plant acquisitions and expansion projects, net earnings may not grow as aggressively in the near term due to anticipated depreciation expenses, interest expense and additional re-commissioning costs associated with future acquisitions. Tables are included in this release providing reconciliation between GAAP and non-GAAP financial results.

Adjusted EBITDA decreased to a loss of approximately ($1.51 million) for the three months ended June 30, 2008 from approximately ($525,000) for the same period ended June 30, 2007, and for the six months ended June 30, 2008 adjusted EBITDA decreased to a loss of ($3.07 million) from ($1.38 million) for the same period ended June 30, 2007. The decrease was due primarily to the decrease in revenues noted above as well as higher general and administrative expenses, most of which were driven by compensation, professional fees and investor relations incurred in connection with the Company’s annual stockholders meeting held on May 2008 and the related proxy fight.

In July 2008, the Company received an “Authority to Construct” permit from the San Diego Air Pollution Control District. This is the final regulatory approval required to commence its Escondido Energy Upgrade Project, which is now fully permitted. In February 2008, the Company had received a conditional use permit from the City of Escondido to construct the Escondido Project. In April 2008, the Company received a Preliminary Staff Assessment (PSA) from the California Energy Commission (CEC) relating to the licensing of the Chula Vista Project. The PSA concludes that the proposed project could be constructed and operated without causing significant environmental impacts if certain mitigation measures are implemented.  The Company expects to complete the CEC permitting process around the end of the year.

In May 2008, the Company entered into an agreement to purchase one GE LM-6000 PC-Sprint® turbine to be used in its 50 MW Escondido Upgrade Project, and had previously announced the order of two GE LM-6000 PC-Sprint® turbines for its 100MW Chula Vista Energy Upgrade Project. The Company expects one turbine to be delivered in December 2008 and the remaining two turbines to be delivered in March 2009, helping ensure that its upgrade projects remain on schedule to commence commercial operations in the summer of 2009. In June 2008, the Company agreed to a $25.5 million loan facility with GE Energy Financial Services to help finance the purchase of the three GE turbines.

On June 6, 2008, the FERC issued an order rejecting the Company’s arguments that its facilities comply with the CAISO's tariff to provide spinning reserve services, and that it be allowed to resume bidding into this market. The FERC did, however, direct the CAISO to reimburse the Company for disputed charges related to spinning reserve revenues earned prior to and including September 18, 2006, and directed that a judge be appointed to conduct settlement negotiations in an effort to resolve disputes as to any further reimbursements for contested charges subsequent to September 18, 2006. Although not discussed in the FERC's order, the CAISO has asserted that it is entitled to recover additional spinning reserve revenues paid to the Company since September 18, 2006; however, the Company disputes this position. On July 7, 2008, the Company filed a request for rehearing of the FERC's ruling and it continues to evaluate other legal remedies. Also on July 7, the CAISO filed a request for rehearing with respect to the recovery of the pre-September 18, 2006 disputed charges awarded to us. The requests for rehearing remain pending before the FERC.

See below for a cautionary note on forward looking statements.

Statement of Losses from Operations	Three Months Ended June 30,	Three Months Ended June 30,	Six Months Ended June 30,	Six Months Ended June 30,
	2008	2007	2008	2007
Operating revenues:
Resource adequacy capacity	$627,900	$791,250	$1,209,650	$1,483,500
Ancillary services	327,481	612,846	332,619	1,004,387
Energy production	52,462	100,867	195,959	118,193
Total operating revenues	1,007,843	1,504,963	1,738,228	2,606,081
Costs of sales:
Costs of resource adequacy capacity	45,523	63,300	87,700	118,680
Costs of ancillary services	43,924	92,813	48,240	180,091
Costs of energy production	42,891	81,184	117,936	102,097
Total costs of sales	132,338	237,297	253,876	400,867
Gross Profit	875,505	1,267,666	1,484,352	2,205,213
Operating expenses:
Depreciation	300,339	279,222	594,661	516,185
Operations and maintenance	683,210	797,467	1,413,333	1,211,625
Re-commissioning expenses	-	39,517	-	419,135
General and administrative expenses	1,760,101	1,073,000	3,277,688	2,522,049
Total operating expenses	2,743,650	2,189,206	5,285,682	4,668,994
Loss from operations	(1,868,145)	(921,540)	(3,801,330)	(2,463,780)
Interest and other expenses
Interest expense	(55,777)	(14,517)	(120,798)	(110,254)
Interest income	187,635	12,462	560,733	71,239
Interest income (expense), net	131,858	(2,055)	439,935	(39,015)
Other (income) expense, net	-	(296,117)	-	135,995
Total interest and other income (expense)	131,858	294,062	439,935	96,980
Net loss before provision for income taxes	(1,736,287)	(627,478)	(3,361,395)	(2,366,800)
Provision for income taxes	-	-	-	-
Net loss	$(1,736,287)	$(627,478)	$(3,361,395)	$(2,366,800)

Basic loss per common share
Net loss per share	$(0.12)	$(0.13)	$(0.24)	$(0.49)

Weighted average shares outstanding	14,144,347	4,811,438	14,057,912	4,807,073

Diluted loss per common share
Net loss per share	$(0.12)	$(0.13)	$(0.24)	$(0.49)

Weighted average shares outstanding	14,144,347	4,811,438	14,057,912	4,807,073

Weighted average shares outstanding - basic	14,144,347	4,811,438	14,057,912	4,807,073
Dilutive effect of assumed exercise of employee stock options, warrants and immediate vesting of unvested stock awards	-	-	-	-
Weighted average shares outstanding - diluted	14,144,347	4,811,438	14,057,912	4,807,073

Anti-dilutive shares excluded from diluted EPS computations	724,559	153,762	747,381	173,902

Reconcilation of Losses from operations to Adjusted EBITDA
For periods ended June 30

Reconciliation of Losses from operations to Adjusted EBITDA	Three Months Ended June 30,	Three Months Ended June 30,	Six Months Ended June 30,	Six Months Ended June 30,
	2008	2007	2008	2007
Losses from Operations	$(1,868,145)	$(921,540)	$(3,801,330)	$(2,463,780)
Add: Depreciation Expense	300,339	279,222	594,661	516,185
Add: Re-commissioning expenses	-	39,517	-	419,135
Add: Stock-based compensation	55,555	77,580	133,649	145,387
Add: non-recurring financing costs	-	-	-	-
Adjusted EBITDA	$(1,512,251)	$(525,221)	$(3,073,020)	$(1,383,073)

About MMC Energy, Inc.:

The Company acquires and actively manages electricity generating and energy infrastructure-related assets in the United States. The Company is traded on the NASDAQ Global Market in the United States.

The Company's mission is to acquire, directly or through joint ventures, a portfolio of small to mid-size natural gas fueled electricity generating assets, generally below 250 megawatts or “MW.”

The Company creates long-term value for its stockholders through disciplined asset acquisitions and hands-on post-acquisition asset management. The Company actively invests in electricity assets that provide essential services to key transmission-constrained markets such as California, where regulatory capacity requirements and a lack of local electricity supplies make peak electricity generation facilities valuable.

To date, the Company has acquired three electricity generating assets in California, totaling 110 MW of capacity. The Company is currently in the process of upgrading two of these assets, the 100 MW MMC Chula Vista Energy Upgrade Project and the 50 MW MMC Escondido Upgrade, both located in San Diego County, California, replacing the existing 44 MW facilities at each site.

Forward Looking Statements:

This press release contains 'forward-looking statements' within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, including those statements regarding the Company's ability to expand existing generating facilities and exploit acquisition opportunities. Although the forward-looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements including, but not limited to, those risks described in the Company’s Annual Report on Form 10-K, its most recent prospectus filed with the SEC on November 19, 2007 and in its other public filings. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update these forward-looking statements.

Source: MMC Energy, Inc.

Contact:
MMC Energy Inc.
Denis G. Gagnon, Chief Financial Officer
(212) 977-0900
 www.mmcenergy.com

BPC Financial Marketing
Investor Contact:
John Baldissera
(800) 368-1217